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                                                                   EXHIBIT 10.1

                              CONSULTING AGREEMENT

This Agreement is being made and entered into this 14th day of December, 2004, by and between Memory Pharmaceuticals Corp. (the "Company"), and Dennis M. Keane ("Consultant").

                                   WITNESSETH

         WHEREAS, Consultant has resigned as the Chief Financial Officer of the Company effective as of December 24, 2004, and will no longer be an employee of the Company as of such date;

         WHEREAS, the Company desires to secure services from Consultant to assist the Company in transitioning his job responsibilities and Consultant desires to provide such services;

         WHEREAS, the Company desires to engage Consultant as an independent contractor to perform the services described herein; and

         WHEREAS, the parties desire to state the terms and conditions of Consultant's services, effective as of the date of this Agreement, as set forth below.

         NOW THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties hereto hereby declare and agree as follows:

1. TERM; TERMINATION. The term of this Agreement shall commence on December 24, 2004 and shall continue through February 15, 2005 to support the transition of job responsibilities and the Company's audit for the fiscal year ending December 31,2004, or until earlier terminated by the Company as described herein (the"Term"). The Company may terminate this Agreement at any time, at its sole discretion, by giving Consultant two (2) days' prior written notice.

2. CONSULTING SERVICES. During the Term, Consultant shall use his reasonable best efforts to assist the Company in transitioning his former job responsibilities and his knowledge obtained in the course of performing services for the Company as Chief Financial Officer of the Company (the "Consulting Services"). Subject to his other personal and business commitments, Consultant shall be available to the Company, for at least sixteen (16) hours per week.

3. COMPENSATION AND REIMBURSEMENT.

         3.1. Company shall pay Consultant a fee of $113.00 per hour, which shall be payable on a bi-weekly basis. The Company shall issue a Form 1099 in connection with the compensation paid to Consultant pursuant to this Agreement.

         3.2. The Company will reimburse Consultant for all reasonable expenses incurred by him in the course of the performance of the Consulting Services hereunder.

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4. INDEPENDENT CONTRACTOR. During the term of this Agreement, Consultant is an independent contractor, not an employee or agent of the Company.

5. CONFIDENTIALITY AND NONCOMPETITION AGREEMENT. Consultant agrees to continue to abide by the terms of the Company's Confidentiality and Noncompetition Agreement which the Company entered into with the Consultant on December 16, 2003 (the "CDA"), the terms of which are incorporated herein by reference and a copy of which is attached hereto as Exhibit A.

6. MISCELLANEOUS.

         6.1. Until and unless this Agreement is publicly disclosed by the Company, Consultant understands and agrees that this Agreement, and the matters discussed in negotiating its terms, are entirely confidential. It is therefore expressly understood and agreed that, until such time as the Company publicly discloses this Agreement, Consultant will not reveal, discuss, publish or in any way communicate any of the terms, amounts or facts of this Agreement to any person, organization or other entity, with the exception of disclosure (i) to his immediate family members and professional representatives (including financial, tax and legal), (ii) to any prospective employer, but only to the extent necessary to inform such employer concerning any restrictions in the CDA regarding Consultant's ability to perform services for such employer; (iii) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction or authority to order or require such person to disclose or make accessible such information, or (iv) with respect to any litigation, arbitration or mediation involving this Agreement.

         6.2. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be assigned by any of the parties hereto, and may not be amended or modified, except by the written consent of both parties hereto. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Headings to Sections herein are for the convenience of the parties only, and are not intended to be or to affect the meaning or interpretation of this Agreement. The validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of the State of New Jersey, without giving effect to conflict of law principles. Both parties agree that the exclusive venue for any action, demand, claim or counterclaim relating to the terms and provision of this Agreement, or to their breach, shall be in the State or Federal courts located in the State and County of New Jersey. All notices required to be delivered under this Agreement shall be effective only if in writing and shall be deemed given when received by the party to whom notice is required to be given and shall be delivered personally, or by registered mail if to Consultant, to his home address as listed in the Company's records and if to the Company, to its headquarters.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



Memory Pharmaceuticals Corp.


/s/ Tony Scullion
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Tony Scullion, Chief Executive Officer







DENNIS M. KEANE


/s/ Dennis M. Keane
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